Exhibit 10.21

FORM OF NOTICE OF GRANT OF EXECUTIVE OFFICER RESTRICTED STOCK UNITS

The Participant has been granted an award of Restricted Stock Units (the “Award”) pursuant to the Marchex, Inc. 2003 Amended and Restated Stock Incentive Plan, as amended to date (the “Plan”), each of which represents the right to receive on the applicable Settlement Date one (1) Share common stock of Marchex, Inc. (the “Company”), as follows:

Participant:

Grant Date:

Number of Restricted Stock Units:	, subject to adjustment as provided by the Restricted Stock Units Agreement.

Settlement Date:	For each Restricted Stock Unit, except as otherwise provided by the Restricted Stock Units Agreement, the date on which such unit becomes a Vested Unit in accordance with the vesting schedule set forth below.

Vested Units:	Except as provided by the Restricted Stock Units Agreement and provided that the Participant’s service has not terminated prior to the relevant date, the Restricted Stock Units will be deemed to become Vested Units as follows:

One hundred percent (100%) of the aggregate amount of the Restricted Stock Units shall vest on the later of (a) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the Grant Date, and (b) the last day of the first 20 consecutive trading day period after the Grant Date during which the average closing price of the Company’s Shares over such period is equal to or greater than $7.00 (tranche a), $8.00 (tranche b) or $9.00 (tranche c). Notwithstanding the foregoing, one hundred percent (100%) of the Restricted Stock Units not already vested as of the date thereof, shall become immediately vested upon the occurrence of both (a) a Change of Control, (b) followed by (i) a termination without cause of the Participant’s employment by the Company or any successor thereto, (ii) a Diminution in Duties with respect to the Participant, or (iii) the 12 (tranche a), 21 (tranche b) or 30 (tranche c) month anniversary of the occurrence of the Change of Control.

For the purposes hereof, “Change of Control” shall mean the occurrence of any of the following events, provided that the per-share value of the Company’s Shares in such Change of Control transaction (except for subparagraph (ii) below) is equal to or greater than $7.00 (tranche a), $8.00 (tranche b) or $9.00 (tranche c):

(i) an acquisition (other than directly from the Company) of any voting securities of the Company (the “Voting Securities”) by any “Person” or “Group” (as such terms are used for the purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) immediately after which such Person or Group has Beneficial Ownership (within the meaning of Rule l3d-3 promulgated under the Exchange Act) of fifty percent (50%) or more of the combined voting power of the Company’s then-outstanding Voting Securities; provided, however, in determining whether or not a Change of Control has occurred, Voting Securities which are acquired in a “Non-Control Acquisition” (as hereinafter defined) shall not constitute an acquisition which would constitute a Change of Control. A “Non-Control Acquisition” shall mean an acquisition by (i) any employee benefit plan (or related trust) sponsored or maintained by the Company or any affiliate of the Company, (ii) the Company, (iii) any Person in connection with a Non-Control Transaction (as hereinafter defined), or (iv) any holder of the Company’s Class A Common Stock as of the date hereof;

(ii)	individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

(iii)	the consummation of:

	(a)	A merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued, unless such merger, consolidation or reorganization is a “Non-Control Transaction”. A “Non-Control Transaction” is a merger, consolidation or reorganization with or into the Company or in which securities of the Company are issued where:

		A.	the shareholders, of the Company immediately before such merger, consolidation, or reorganization, own, directly or indirectly, at least fifty-one percent (51%) of the combined voting power of the outstanding voting securities of the corporation resulting form such merger, consolidation or reorganization (the “Surviving Corporation”) in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

		B.	the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least a majority of the members of the board of directors of the Surviving Corporation or a corporation owning directly or indirectly fifty-one percent (51%) or more of the Voting Securities of the Surviving Corporation, and

		C.	no Person or Group, other than (i) the Company, (ii) any subsidiary of the Company, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company immediately prior to such merger, consolidation, or reorganization, or (iv) any holder of the Company’s Class A Common Stock as of the date hereof, owns twenty percent (20%) or more of the combined voting power of the Surviving Corporation’s then-outstanding voting securities; or

	(b)	a complete liquidation or dissolution of the Company; or

	(c)	the sale of disposition of all or substantially all of the assets of the Company to any Person.

Notwithstanding the foregoing, a Change of Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Person, provided that if a Change of Control would occur (but for the operation of this sentence) and after such acquisition of Voting Securities by the Company, the Subject Person becomes the Beneficial Owner of any additional Voting Securities, then a Change of Control shall occur.

For the purposes hereof, “Diminution in Duties” shall mean the occurrence of any of the following events without the Participant’s express written consent;

(i)	a material diminution in the nature or scope of the Participant’s duties, responsibilities, authority, powers or functions as compared to the Participant’s duties, responsibilities, authority, powers or functions immediately prior to the Change of Control;

(ii)	if the Participant is no longer (a) an executive officer of a publicly-traded company, or (b) a Section 16 reporting person under the 1934 Act;

(iii)	a reduction in the Participant’s Annual Salary; or

(iv)	the relocation of Participant’s office at which he is to perform his duties and responsibilities hereunder to a location more than sixty (60) miles from Seattle, Washington.

There shall be no proportionate or partial vesting in the periods prior to the applicable vesting dates and all vesting shall occur only on the appropriate vesting date. The Compensation Committee may, in its sole discretion, provide for accelerated vesting of the Restricted Stock Units at any time.

By their signatures below or by electronic acceptance or authentication in a form authorized by the Company, the Company and the Participant agree that the Award is governed by this Notice and by the provisions of the Plan and the Restricted Stock Units Agreement, both of which are made a part of this document. The Participant acknowledges that copies of the Plan, Restricted Stock Units Agreement and the prospectus for the Plan are available on the Company’s internal web site and may be viewed and printed by the Participant for attachment to the Participant’s copy of this Grant Notice. The Participant represents that the Participant has read and is familiar with the provisions of the Plan and Restricted Stock Units Agreement, and hereby accepts the Award subject to all of their terms and conditions.

MARCHEX, INC.	PARTICIPANT

By:
Signature

Its:
Date

Address:	520 Pike Street, Suite 2000
	Seattle, WA 98101	Address

ATTACHMENTS:	2003 Amended and Restated Stock Incentive Plan, as amended to date; Restricted Stock Units Agreement and Plan Prospectus

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